                                                                  Exhibit 4.2

          Incorporation under the Laws of the State of Delaware

               TOTAL AUTHORIZED ISSUE 38,000,000 SHARES

35,000,000 Shares $.01 Par Value                3,000,000 Shares $.01 Par Value             See Reverse for
        Common Stock                                   Preferred Stock                    Certain Definitions

                                                       CUSIP 31186K 10 6




THIS IS TO CERTIFY THAT                  SPECIMEN               IS THE OWNER OF
                         -------------------------------------

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                Fully Paid and Non-Assessable Shares of Common Stock of
                                fashionmall.com, Inc.

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.
WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.
DATED



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                                         President